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                                                                   EXHIBIT 10.31

                           ROUNDY'S ACQUISITION CORP.

                            INVESTOR RIGHTS AGREEMENT
















                            DATED AS OF JUNE 6, 2002





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                               TABLE OF CONTENTS

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                                                                                                          PAGE





SECTION 1.   COVENANTS, REPRESENTATIONS AND WARRANTIES.......................................................1

SECTION 2.   RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES..................................................2
    2A.      Restrictions on Transfer........................................................................2
    2B.      First Refusal Right.............................................................................2
    2C.      Participation Rights............................................................................3
    2D.      Permitted Transfers.............................................................................5
    2E.      Termination of Restrictions.....................................................................6

SECTION 3.   SALE OF THE COMPANY.............................................................................6
    3A.      Approved Sale...................................................................................6
    3B.      Required Actions................................................................................7
    3C.      Conditions to Stockholders' Obligations.........................................................7
    3D.      Rule 506 Transaction............................................................................7
    3E.      Expenses of Approved Sale.......................................................................8
    3F.      Termination.....................................................................................8

SECTION 4.   LIMITED PREEMPTIVE RIGHTS.......................................................................8
    4A.      Offering........................................................................................8
    4B.      Election Notice.................................................................................9
    4C.      Expiration of Offering Period...................................................................9
    4D.      New Securities..................................................................................9
    4E.      Termination....................................................................................10

SECTION 5.   PUBLIC OFFERING................................................................................10

SECTION 6.   LEGEND.........................................................................................10

SECTION 7.   TRANSFER.......................................................................................11

SECTION 8.   BOARD OF DIRECTORS; VOTING.....................................................................11
    8A.      Composition of the Board.......................................................................11
    8B.      Board Meeting Expenses.........................................................................12
    8C.      Other Voting Matters...........................................................................12
    8D.      Irrevocable Proxy..............................................................................12
    8E.      Termination....................................................................................13

SECTION 9.   DEMAND REGISTRATIONS...........................................................................13
    9A.      Requests for Registration......................................................................13
    9B.      Long-Form Registrations........................................................................13
    9C.      Short-Form Registrations.......................................................................13
    9D.      Priority on Demand Registrations...............................................................13
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


    9E.      Restrictions on Demand Registrations...........................................................14
    9F.      Selection of Underwriters......................................................................14
    9G.      Other Registration Rights......................................................................14
    9H.      Demand Registration Expenses...................................................................14

SECTION 10.  PIGGYBACK REGISTRATIONS........................................................................14
    10A.     Right to Piggyback.............................................................................14
    10B.     Piggyback Expenses.............................................................................15
    10C.     Priority on Primary Registrations..............................................................15
    10D.     Other Registrations............................................................................15
    10E.     Postponement or Withdrawal.....................................................................15

SECTION 11.  HOLDBACK AGREEMENTS............................................................................15
    11A.     Agreement of Holders of Registrable Securities.................................................15
    11B.     Company Agreement..............................................................................16

SECTION 12.  REGISTRATION PROCEDURES........................................................................16

SECTION 13.  REGISTRATION EXPENSES..........................................................................18
    13A.     Company Expenses...............................................................................18
    13B.     Reimbursement..................................................................................19

SECTION 14.  INDEMNIFICATION................................................................................19
    14A.     Indemnification Obligation of the Company......................................................19
    14B.     Indemnification of the Company.................................................................19
    14C.     Indemnification Procedures.....................................................................20
    14D.     Other Indemnification Provisions...............................................................20

SECTION 15.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS....................................................20

SECTION 16.  DEFINITIONS....................................................................................21

SECTION 17.  MISCELLANEOUS..................................................................................25
    17A.     Amendment and Waiver...........................................................................25
    17B.     Severability...................................................................................26
    17C.     Entire Agreement...............................................................................26
    17D.     No Inconsistent Agreements.....................................................................26
    17E.     Adjustments Affecting Registrable Securities...................................................26
    17F.     Successors and Assigns.........................................................................26
    17G.     Counterparts...................................................................................26
    17H.     Remedies.......................................................................................26
    17I.     Notices........................................................................................27
    17J.     Governing Law..................................................................................28
    17K.     Descriptive Headings...........................................................................28
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                            INVESTOR RIGHTS AGREEMENT

         THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of June 6, 2002, by and among (i) Roundy's Acquisition Corp., a Delaware corporation (the "Company"), (ii) Willis Stein & Partners III, L.P., Willis Stein & Partners III-C, L.P., Willis Stein & Partners Dutch III-A, L.P., and Willis Stein & Partners Dutch III-B, L.P., each a Delaware limited partnership and Roundy's Acquisition LLC, a Delaware limited liability company (collectively, "WS"), (iii) each of the Persons listed on the attached "Schedule of Coinvestors," as supplemented from time to time by notice from WS to the Company (collectively, the "Coinvestors"), (iv) Robert A. Mariano and Darren W. Karst (each, an "Executive" and collectively, the "Executives"), and (v) each of the other Persons who hereafter agree to become party to and bound by this Agreement by signing a copy of the Form of Transfer Notice and Joinder Agreement (the "Joinder Agreement"), a copy of which is attached to this Agreement as Exhibit A. WS and each of the Coinvestors are referred to herein collectively as the "Investors" and individually as an "Investor". The Investors and the Executives are referred to herein collectively as the "Stockholders" and individually as a "Stockholder." Each capitalized term used but not otherwise defined herein is defined in Section 16 hereof.

         The Company and the Stockholders are parties to Securities Purchase Agreements dated as of the date hereof (as amended from time to time, the "Securities Purchase Agreements") pursuant to which the Stockholders are purchasing from the Company, on the date hereof, shares of the Company's Preferred Stock and Common Stock.

         The Company and the Executives are parties to Executive Agreements dated as of June 5, 2002 (as amended from time to time, the "Executive Agreements") pursuant to which the Company is issuing to the Executives, on the date hereof, shares of the Company's Common Stock.

         The Company and the Stockholders desire to enter into this Agreement for purposes, among others, of (i) establishing the composition of the Company's board of directors (the "Board"), (ii) restricting the sale, assignment, transfer, encumbrance or other disposition of the Stockholder Shares, (iii) establishing certain registration rights, and (iv) providing for certain rights and obligations relating to the Stockholder Shares.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

     SECTION 1. COVENANTS, REPRESENTATIONS AND WARRANTIES

         Each Stockholder covenants, represents and warrants that, (i) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, (ii) such Stockholder is the record and beneficial owner of the shares of Company capital stock issued to such Stockholder in the transactions contemplated by the Securities Purchase Agreements or the Executive Agreements, as applicable, free and clear of all liens, charges and other encumbrances, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or voting agreement or any agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust, voting agreement or any agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

              PROVISIONS RELATING TO TRANSFER; SALE OF THE COMPANY;
                       PUBLIC OFFERING; PREEMPTIVE RIGHTS

     SECTION 2. RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES

                  2A. Restrictions on Transfer. Each holder of Stockholder Shares (other than WS (subject to Section 2C)) is, pursuant to this Agreement, obligated not to sell, transfer, assign, pledge or otherwise directly or indirectly dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) (a "Transfer") any interest in any of its Stockholder Shares (other than shares acquired in the public open market in a transaction effected on a national securities exchange or through the NASDAQ System or the over-the-counter market), except (i) pursuant to and in accordance with the provisions of Section 2B, Section 2C, or Section 3, (ii) pursuant to an Exempt Transfer (as defined in Section 2D), or (iii) redemptions of Preferred Stock in accordance with the Company's Certificate of Incorporation; provided that in no event shall any Transfer of Stockholder Shares pursuant to this Section 2 (except a Transfer by WS subject to Section
2C) be made for any consideration other than cash payable upon consummation of such Transfer or in installments over time.

                  2B. FIRST REFUSAL RIGHT

                  (i) Subject to Section 2D, at least thirty (30) days prior to any Transfer of any Stockholder Shares by a Stockholder (other than (a) any Transfer of any Stockholder Shares by WS, (b) a Transfer by a Stockholder other than WS pursuant to the exercise of its rights under Section 2C below or (c) redemptions of Preferred Stock in accordance with the Company's Certificate of Incorporation) (a "Transferring Stockholder"), such Transferring Stockholder shall deliver a written notice (the "Sale Notice") to the Company and the other holders of Stockholder Shares. The Sale Notice shall disclose in reasonable detail the proposed number of each class of Stockholder Shares to be transferred (the "Transfer Shares"), the proposed terms and conditions of the Transfer, including the proposed price per share for each class of Stockholder Shares to be transferred, and the identity of the prospective transferee(s). No such Transfer shall be consummated unless such prospective transferee(s) is reasonably acceptable to the Majority WS Holder, and no such Transfer shall be consummated prior to the earlier to occur of (a) the date on which the parties to the Transfer have been finally determined pursuant to this Section 2B and (b) the date of expiration of the 30-day period (the "Election Period") following the delivery to the Company and the other Stockholders of the Sale Notice applicable to such Transfer.

                  (ii) The Company may elect to purchase all or any portion of the Transfer Shares at the same price and on the same terms specified in the Sale Notice by delivering written notice of such election to the Transferring Stockholder and the other holders of Stockholder Shares as soon as practical but in any event within ten (10) days after the delivery of the Sale Notice. If for any reason the Company does not elect within such ten-day period to purchase all


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or any portion of such Transfer Shares, then unless the Majority WS Holder directs otherwise by written notice to the Company, the other holders of Stockholder Shares may elect to purchase, at the same price and on the same terms and conditions specified in the Sale Notice, all, but not less than all, of such Transfer Shares which the Company has not elected to purchase (the "Available Shares") by delivering written notice of such election to the Transferring Stockholder and the Company as soon as practical but in any event within twenty (20) days after delivery of the Sale Notice. If the aggregate number of shares which other holders of Stockholder Shares so elect to purchase exceeds the number of Available Shares, the Available Shares will be allocated among such electing holders pro rata according to the number of Stockholder Shares on a Fully Diluted Basis owned by such electing holders. If the Company or the other holders of Stockholder Shares have elected to purchase any Transfer Shares pursuant to this Section 2B, such Transfer(s) shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within fifteen (15) days after the expiration of the Election Period. If the Company and the other holders of Stockholder Shares, collectively, do not elect to purchase all of the Transfer Shares, the Transferring Stockholder may, during the 90-day period following the expiration of the Election Period (but not at any time thereafter), transfer pursuant to this Section 2B to the transferee(s) identified in the Sale Notice all, but not less than all, of the Transfer Shares for a cash purchase price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferee(s) thereof than specified in the Sale Notice. Any Transfer Shares not transferred within such 90-day period shall be subject to the provisions of this Section in connection with any subsequent Transfer or proposed Transfer.

                  (iii) For purposes of this Section 2B, Executive Stock or Common Stock issuable upon exercise of employee stock options which have not vested and become exercisable shall be deemed not to be Stockholder Shares

                  2C. PARTICIPATION RIGHTS

                  (i) Subject to Section 2D, at least twenty (20) days prior to any Transfer or any series of Transfers by WS (other than Transfers by Roundy's Acquisition LLC prior to the first anniversary of the date hereof) of Stockholder Shares which, together with any Stockholder Shares previously Transferred by WS (other than Roundy's Acquisition LLC) represent more than an aggregate of 15% of any class of Stockholder Shares calculated on a Fully Diluted Basis (other than (i) a Transfer pursuant to Section 3 or (ii) redemptions of Preferred Stock in accordance with the Company's Certificate of Incorporation; provided that any such redemptions of Preferred Stock shall be made ratably among the holders of the Preferred Stock based upon the aggregate Liquidation Value of such shares held by each such holder), WS shall deliver a written notice (the "Tag-Along Sale Notice") to the Company and each other holder of Stockholder Shares stating the number of shares of each class of Stockholder Shares that WS proposes to Transfer (the "Tag-Along Shares") and describing in reasonable detail the proposed price per share and other material terms and conditions of the proposed Transfer. Each other Stockholder who holds shares of a class of Stockholder Shares included in the Tag-Along Shares may elect to become a "Participating Stockholder" with respect to such proposed Transfer of Tag-Along Shares by delivering to WS and the Company within fifteen (15) days after delivery of the Tag-Along Sale Notice a written notice stating that such Stockholder has elected to be a

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Participating Stockholder in respect of such Transfer, the number of shares held by such Stockholder of each class of Stockholder Shares included in the Tag-Along Shares and the number of shares of each such class which such Stockholder proposes to sell in such Transfer. WS and each Participating Stockholder who holds shares of a class of Tag-Along Shares shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Tag-Along Shares of such class equal to the product of (A) the quotient determined by dividing the number of Stockholder Shares of such class held by such Person, by the number of Stockholder Shares of such class held by WS and all Participating Stockholders, collectively, and (B) the aggregate number of Tag-Along Shares of such class to be sold in the contemplated
Transfer; provided that if the Tag-Along Shares include both shares of Common Stock and shares of Preferred Stock, each Participating Stockholder shall be entitled, and at the election of WS shall be required, to include shares of Common Stock and Preferred Stock in the same proportion as the proportion in which WS includes shares of Common Stock and shares of Preferred Stock in such Transfer.

                  For example, if the Tag-Along Notice contemplated a sale by WS of 100,000 shares of Common Stock constituting Stockholder Shares (representing more than 15% of the shares of Common Stock constituting Stockholder Share), and if WS at such time owns 30% of all shares of Common Stock constituting Stockholder Shares and a Participating Stockholder owns 20% of all shares of Common Stock constituting Stockholder Shares, WS would be entitled to sell 60,000 shares (30% / 50% x 100,000 shares) and the Participating Investor would be entitled to sell 40,000 shares (20% / 50% x 100,000 shares).

                  (ii) For purposes of this Section 2C:

                           (a) Executive Stock or Common Stock issuable upon exercise of employee stock options which have not vested and become exercisable shall be deemed not to be Stockholder Shares; and

                           (b) in any Transfer which includes shares of Common Stock and Preferred Stock, the price of each share of Preferred Stock shall not be less than the sum of the Liquidation Value of such share of Preferred Stock at such time and the price per share of Common Stock in such Transfer.

                  (iii) WS will use reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholders in any contemplated Transfer, and shall not consummate any such Transfer unless each Participating Stockholder is permitted to sell Stockholder Shares which such Participating Stockholder is entitled to sell hereunder ("Participating Shares") in such Transfer in the amount and on the terms set forth in this Section 2C (provided that if the prospective transferee declines to allow the participation of any Participating Stockholder, as an alternative WS may consummate the proposed Transfer so long as contemporaneously therewith WS offers to purchase, and assuming the prompt acceptance by such Participating Stockholder of such offer, WS purchases, the Participating Shares from such Participating Stockholder at the price and on the other economic terms on which such Participating Stockholder would otherwise have been entitled pursuant to this Section 2C to sell


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such Participating Shares in such Transfer). Each Participating Stockholder transferring Participating Shares pursuant to this Section 2C shall (x) pay the expenses incurred by such Participating Stockholder in connection with the Transfer as well as its Allocable Share of the expenses incurred by WS in connection with such transfer, and (y) be obligated to join in any indemnification or other obligations that WS agrees to provide in connection with such transfer (except that, while each Participating Stockholder shall be obligated to make representations and warranties as to such Stockholder's title to and ownership of Stockholder Shares, authorization, execution and delivery of relevant documents by such Stockholder, enforceability of relevant agreements against such Stockholder and other matters relating to such Stockholder, to enter into covenants in respect of the proposed Transfer of such Stockholder's Participating Shares and to enter into indemnification obligations with respect to the foregoing, in each case to the extent that WS is similarly obligated in connection with its proposed Transfer of Stockholder Shares, no Stockholder shall be obligated to enter into indemnification obligations with respect to any of the foregoing to the extent relating to any representation or warranty by any other Stockholder in respect of such other Stockholder or such other Stockholder's Stockholder Shares, or with respect to performance by any other Stockholder of any covenant). For purposes of the foregoing, a Participating Stockholder's "Allocable Share" of expenses means that portion of such expenses which would be borne by such Participating Stockholder if the total amount of such expenses were allocated to WS and the Participating Stockholders (a) first, in proportion to the number of shares of Common Stock on a Fully Diluted Basis included by such Stockholder in such Transfer, up to an amount per share equal to the price per share of Common Stock received by such Stockholder in such Transfer, and (b) second, in proportion to the proceeds received by such Stockholder in respect of the Liquidation Value of shares of Preferred Stock sold in such Transfer.

                  2D. PERMITTED TRANSFERS. The restrictions set forth in this Section 2 shall not apply to any Transfer by a Stockholder with respect to any of the following transfers:

                  (i) subject to the paragraphs below, any Transfer of Stockholder Shares by a Stockholder who is not an individual to such Stockholder's Affiliates;

                  (ii) in the case of WS, any Transfer which constitutes an in-kind distribution to its partners (or, in connection with or following any such distribution, an in-kind distribution by the general partner of WS to its partners);

                  (iii) any Transfer by Roundy's Acquisition, LLC consummated prior to the first anniversary of the date hereof;

                  (iv) subject to the paragraphs below, in the case of a Stockholder who is an individual, (A) a Transfer of Stockholder Shares pursuant to the applicable laws of descent and distribution or (B) among such Stockholder's Family Group;

                  (v) an Approved Sale;

                  (vi) any Transfer (including any pledge) of Executive Stock by any Executive to the Company or any of its Subsidiaries;



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                  (vii) any Transfer of Executive Stock to WS pursuant to any
 Executive Agreement;

                  (viii) any Transfer pursuant to a Public Sale; and

                  (ix) subject to the paragraphs below, any Transfer made with the prior written consent of the Majority WS Holder, (A) if such Stockholder is a corporation, to a successor corporation or other successor entity as a result of a merger or consolidation with, or a sale of all or substantially all of the assets of, such Stockholder, and (B) if such Stockholder is a general or limited partnership, upon and pursuant to the liquidation and dissolution of such partnership.

                  A transferee of Stockholder Shares pursuant to a Transfer described in any of clauses (i), (ii), (iii), (iv), (vi), (vii) and (ix) foregoing may be referred to herein as a "Permitted Transferee". Not less than twenty (20) days prior to any Transfer of Stockholder Shares pursuant to the clause (i), (ii), (iv)(B) or (ix) foregoing, the proposed transferor and transferee will deliver a written notice to the Company, which notice will disclose in reasonable detail the nature of the proposed Transfer and the identity of the proposed transferee. No Transfer may be made pursuant to clause
(i) above, or to an entity pursuant to clause (iv)(B) above, of this Section 2D unless such transferee shall have been approved in writing in advance by the Majority WS Holder, which approval the Majority WS Holder shall not withhold unreasonably. In addition, notwithstanding anything to the contrary herein, the restrictions contained in this Agreement shall continue to be applicable to the Stockholder Shares following any Transfer to a Permitted Transferee, and no Transfer to a Permitted Transferee may be consummated unless prior thereto the transferor thereof shall have complied with Section 7 below. Notwithstanding the foregoing, no Stockholder shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such Permitted Transferee, and any Transfer or attempted Transfer in violation of this covenant shall be void and otherwise subject to Section 7 below. Any Transfer permitted pursuant to this Section 2D is referred to herein as an "Exempt Transfer"

                  2E. TERMINATION OF RESTRICTIONS.

                    The restrictions set forth in this Section 2 shall continue with respect to each Stockholder Share until the earlier of (i) the date on which such Stockholder Share has been transferred in a Public Sale and (ii) the consummation of an Approved Sale. The restrictions set forth in this Section 2 shall also terminate with respect to the shares of Preferred Stock if the Company completes an IPO (as defined in the Certificate of Incorporation) and such shares of Preferred Stock are not redeemed or converted into shares of Common Stock pursuant to Section 5H(iv) of the Certificate of Incorporation (as may be amended, supplemented or otherwise modified from time to time).


     SECTION 3. SALE OF THE COMPANY

                  3A. APPROVED SALE. If the Majority WS Holder approves a
Sale of the Company (an "Approved Sale"), each holder of Stockholder Shares will vote for, consent to and will not object or otherwise impede consummation of the Approved Sale.


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                  3B. REQUIRED ACTIONS. If the Approved Sale is structured
as (i) a merger or consolidation, each holder of Stockholder Shares shall vote its Stockholder Shares to approve such merger or consolidation, whether by written consent or at a stockholders meeting (as requested by the Majority WS Holder), and waive all dissenter's rights, appraisal rights and similar rights in connection with such merger or consolidation, (ii) a sale of stock, each holder of Stockholder Shares shall agree to sell, and shall sell, all of its Stockholder Shares and rights to acquire Stockholder Shares on the terms and conditions so approved, or (iii) a sale of assets, each holder of Stockholder Shares shall vote its Stockholder Shares to approve such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, whether by written consent or at a stockholders meeting (as requested by the Majority WS Holder). In furtherance of the foregoing, (a) each holder of Stockholder Shares will take, with respect to such holder's Stockholder Shares, all necessary or desirable actions reasonably requested by the holders of a majority of the WS Shares in connection with the consummation of the Approved Sale of the Company and (b) each holder of Stockholder Shares will make the same representations, warranties, indemnities and agreements as each other holder (subject to Sections 3C(ii) below), including without limitation, voting to approve such transaction and executing the applicable purchase agreement, except that (1) each holder of Stockholder Shares may be obligated to make representations and warranties as to such Stockholder's title to and ownership of Stockholder Shares, authorization, execution and delivery of relevant documents by such Stockholder, enforceability of relevant agreements against such Stockholder and other matters relating to such Stockholder, to enter into covenants in respect of a Transfer of such Stockholder's Stockholder Shares in connection with such Approved Sale and to enter into indemnification obligations with respect to the foregoing, in each case to the extent that each other Stockholder is similarly obligated, but no Stockholder shall be obligated to enter into indemnification obligations with respect to any of the foregoing in respect of any other Stockholder (other than a Related Stockholder to such Stockholder) or such other Stockholder's Stockholder Shares and (2) in no event shall any Stockholder be liable in respect of any indemnity obligations pursuant to any Approved Sale in an aggregate amount in excess of the total consideration payable to such Stockholder in such Approved Sale.

                  3C. CONDITIONS TO STOCKHOLDERS' OBLIGATIONS. The obligations of the holders of Stockholder Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Stockholder Shares will receive the same form of consideration and the same portion of the aggregate consideration that such holders of Stockholder Shares would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such Approved Sale; (ii) if any holders of a class of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of such class of Stockholder Shares will be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Stockholder Shares will be given an opportunity to exercise such rights prior to the consummation of the Approved Sale and participate in such sale as holders of such class of Stockholder Shares.

                  3D. RULE 506 TRANSACTION. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in

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effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Stockholder Shares will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule
501) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative, and such holder will be responsible for the fees of the purchaser representative so appointed.

                  3E. EXPENSES OF APPROVED SALE. Holders of Stockholder
Shares will bear their pro rata share (as if such expenses reduced the aggregate proceeds available for distribution as contemplated by Section 3C(i) above) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party. For purposes of this Section 3E, costs incurred in exercising reasonable efforts to take all necessary actions in connection with the consummation of an Approved Sale in accordance with Section 3A shall be deemed to be for the benefit of all holders of Stockholder Shares, except that costs incurred by any holder of Stockholder Shares in connection with the Transfer of its own shares or otherwise on its own behalf will not be considered costs of the transaction hereunder and will be the responsibility of such holder.

                  3F. TERMINATION. The rights and obligations under this
Section 3 shall terminate upon the second anniversary of the consummation of a Public Offering.

     SECTION 4. LIMITED PREEMPTIVE RIGHTS

                  4A. OFFERING.

                  If the Company issues or sells or authorizes the issuance or sale of any New Securities (as defined below), the Company shall offer to each Stockholder a portion of such New Securities (and if more than one class of securities is included in the New Securities, then a portion of the amount of each such class of securities included in the New Securities) equal to the quotient determined by dividing (A) the number of shares of Common Stock on a Fully Diluted Basis held by such Stockholder, by (B) the aggregate amount of shares of Common Stock on a Fully Diluted Basis, in each case determined before giving effect to the issuance of New Securities. Each such Stockholder shall be entitled to purchase such New Securities at the most favorable price and on the most favorable economic terms as such New Securities are offered and sold; provided that if a Person participating in such purchase of New Securities is required in connection therewith also to purchase other securities of the Company, each Stockholder exercising its rights pursuant to this Section shall also be required to purchase such other securities on the same economic terms and conditions as those on which the offeree or purchaser of the New Securities is or was required to purchase such other securities (e.g., such holder shall be required to purchase the same types and classes of other securities, in the same proportions relative to their purchases of New Securities and at the same unit prices). For example, if the Company offers to sell shares of Common Stock and requires that, as part of such purchase, the offeree of such Common Stock must also purchase shares of Company preferred stock, each Stockholder exercising rights to purchase shares of Common Stock pursuant to this Section 4A would be obligated also to purchase the corresponding proportionate amount of Company preferred stock at the same price per share reflected in the Company's offer. Each Stockholder participating in such purchase shall also be obligated to execute agreements in the form presented to such holder by the Company, so long as such agreements (including any representations or warranties contained therein) are substantially similar to those to be or previously executed by other purchasers of New Securities (without taking into consideration any rights which do not entitle such other purchaser(s) to a higher economic return on the New Securities than the economic return to which the Stockholders exercising rights pursuant to this Section 4A and thereby participating in such transaction will be entitled with respect to New Securities). The purchase price for all New Securities offered to each Stockholder shall be payable in cash by wire transfer of immediately available funds to an account designated by the Company.

                  4B. ELECTION NOTICE. In order to exercise its purchase rights hereunder, each Stockholder must deliver a written notice (an "Election Notice") to the Company during the fifteen (15) day period (the "Offering Period") following such holder's receipt of an Issuance Notice from the Company. Any such election by a Stockholder shall be irrevocable by such Stockholder during the sixty (60) day period following expiration of the Offering Period, but shall automatically expire at such time if the Company for any reason has failed to consummate an issuance and sale of New Securities prior thereto. For purposes hereof, an "Election Notice" from a Stockholder is a notice stating that such Person has elected to purchase New Securities pursuant to this Section 4B, including the amount of New Securities which such Stockholder has elected to purchase. For purposes hereof, an "Offering Notice" is a written notice describing in reasonable detail the type, class and number of New Securities, the purchase price thereof, the payment terms and such holder's percentage allotment.

                  4C. EXPIRATION OF OFFERING PERIOD. To the extent that the Stockholders have not elected to purchase all of the New Securities being offered, the Company may, within 90 days following the issuance of the Issuance Notice, sell such New Securities on terms and conditions no more favorable to the offeree of such New Securities than those offered to the Stockholders pursuant to Section 4A. Any New Securities offered or sold by the Company after such 90-day period must be reoffered to each holder of Investor Shares pursuant to the terms of this Section 4.

                  4D. NEW SECURITIES. For purposes hereof, "New Securities" means any equity securities of the Company, or any securities containing options or rights to acquire Company equity securities, other than (i) any securities which are designated by the Majority WS Holder as not "New Securities", so long as none of such securities are issued to the Majority WS Holder or any Affiliate of any of such holders, (ii) securities issued as a dividend on the then outstanding Common Stock, (iii) securities issued pursuant to exercise, conversion or exchange of securities or rights outstanding on the date hereof or previously issued by the Company subject to this Section 4 (including pursuant to an exclusion from the definition of "New Securities" in any of clauses (i) through (viii) of this definition of "New Securities"), (iv) securities issued as consideration for the acquisition of or investment in another company or business (whether through a purchase of securities, a merger, consolidation, purchase of assets or otherwise), (v) securities issued in a Public Offering, (vi) issuances of Common Stock or options to acquire Common Stock to employees, directors and consultants of the Company or its Subsidiaries on terms approved by the Board, (vii) securities issued as additional yield or return in respect of institutional indebtedness for borrowed money, or (viii) issuances of Common Stock or other equity securities of the Company upon conversion or exchange of any Preferred Stock or of any securities issued directly or indirectly upon conversion or exchange thereof, in each case in accordance with the Company's Certificate of Incorporation.

                  4E. Termination. The rights under this Section 4 shall terminate upon the first to occur of (i) the consummation of a Public Offering, and (ii) the consummation of a Sale of the Company.

     SECTION 5. PUBLIC OFFERING

                  In the event that the Board and the Majority WS Holder approve an initial Public Offering, the holders of Stockholder Shares will use reasonable efforts to take, with respect to their Stockholder Shares, all necessary or desirable actions in connection with the consummation of such Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the existing capital structure of the Company will adversely affect the marketability of the offering, each holder of Stockholder Shares will consent to and vote for a recapitalization, reorganization and/or exchange of the Stockholder Shares into securities that the managing underwriters, the Board and the Majority WS Holder find acceptable and will take all other necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences among the outstanding classes of securities set forth in the Certificate of Incorporation as in effect immediately prior to such recapitalization, reorganization or exchange; and provided further that all holders of Stockholder Shares are treated similarly in proportion to their holdings.

     SECTION 6. LEGEND

                  Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PURSUANT TO AN INVESTOR RIGHTS AGREEMENT DATED AS OF JUNE 6, 2002, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER

                  HEREOF UPON WRITTEN REQUEST TO THE COMPANY'S CHIEF FINANCIAL OFFICER."

                  The legend set forth above shall be promptly removed from the certificates evidencing any shares which cease to be Stockholder Shares.

     SECTION 7. TRANSFER

                  Prior to consummating, or committing to consummate, any Transfer of any Stockholder Shares (other than pursuant to a Public Sale or an Approved Sale) to any Person, the holder(s) of Stockholder Shares seeking to Transfer such Stockholder Shares shall cause the prospective transferee thereof to execute and deliver to the Company and the Majority WS Holder a Transfer Notice and Joinder Agreement in the form attached hereto as Exhibit A pursuant to which such transferee shall agree to be bound by the obligations of such transferor pursuant to this Agreement affecting the Stockholder Shares so Transferred. Any Transfer or attempted Transfer of any Stockholder Shares in violation of the foregoing or any other provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

     SECTION 8. BOARD OF DIRECTORS; VOTING

                  8A. COMPOSITION OF THE BOARD. From and after the effectiveness of this Agreement and until the provisions of this Section 8 cease to be effective, each Stockholder shall vote all of his, her or its Stockholder Shares and any other voting securities of the Company over which such Stockholder has voting control (whether at a stockholders' meeting which has been duly called, or if so requested by the Majority WS Holder, by written consent) and shall take all other necessary or desirable actions within his, her or its control (whether in the capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                  (i) the authorized number of directors on the Company's Board shall be established at three directors or such greater number of directors as the Majority WS Holders may specify from time to time by written notice to the Company (in which case the Majority WS Holder shall be entitled to designate such additional representatives);

                  (ii) the following persons shall be elected to the Board:

                           (a) the Company's chief executive officer, who initially shall be Robert Mariano (the "CEO Director"); and

                           (b) two persons designated by the Majority WS Holder (collectively, the "WS Directors", and each individually, a "WS Director"), who initially shall include Avy H. Stein and Mark P. Michaels.

                  (iii) the CEO Director ceases to be an employee of the Company and its Subsidiaries, such person shall be removed as a director of the Company and any of its Subsidiaries immediately upon termination of such person's employment;

                  (iv) a WS Director shall be removed from the Board only upon the written request of the Majority WS Holder;

                  (v) any vacancy on the Board or the board of directors of any Subsidiary (a "Sub Board") shall be filled by the WS Majority Holder; and

                  (vi) to the extent that any Executive Committee of the Board is created, the CEO Director shall serve on such Executive Committee so long as he is an employee of the Company or any of its Subsidiaries.

                  8B. BOARD MEETING EXPENSES. The Company shall pay all out-of-pocket expenses incurred by each director in connection with attending regular and special meetings of the Board, any Sub Board and any committee thereof.

                  8C. OTHER VOTING MATTERS. Each Stockholder hereby agrees that such Stockholder will vote, or cause to be voted, all voting Stockholder Shares over which such Stockholder has the power to vote or direct the voting, either in person or by proxy, whether at a stockholders meeting, or by written consent, in the manner in which the Majority WS Holder directs in connection with (i) approval of any amendment or amendments to the Company's Certificate of Incorporation or bylaws, (ii) any merger, combination or consolidation of the Company with any Independent Third Party, (iii) the sale, lease or exchange of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis to an Independent Third Party, or (iv) the reorganization, recapitalization, liquidation, dissolution or winding-up of any of the Company and its Subsidiaries; provided, however, that no such action shall (a) contravene the terms of this Agreement, or (b) have an adverse effect on the rights or interests of any Stockholder in respect of any of its Stockholder Shares that would be borne disproportionately by such Stockholder relative to the effect of such action on the rights or interests of other Stockholders in respect of holdings of Stockholder Shares of the same class, unless approved by holders of a majority of the Stockholder Shares so adversely affected.

                  8D. IRREVOCABLE PROXY. In order to secure the obligations of each Stockholder who now or hereafter holds any voting securities to vote such Person's Stockholder Shares in accordance with the provisions of Section 3 and this Section 8, each Stockholder hereby appoints Willis Stein & Partners Management III, L.L.C. as his or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his or its Stockholder Shares
(i) for an Approved Sale and all such other matters as expressly provided for in
Section 3A and Section 3B, (ii) for the election and/or removal of directors and all such other matters as expressly provided for in Section 8A and (iii) otherwise as determined by the Majority WS Holder in accordance with Section 8C. Willis Stein & Partners Management III, L.L.C. may exercise the irrevocable proxy granted to it hereunder by any Stockholder at any time any such Stockholder fails to comply with the provisions of this Agreement. The proxies and powers granted by each such Stockholder pursuant to this Section 8D are coupled with an interest and are given to secure the performance of such Stockholder's obligations to the Majority WS Holder under this Agreement. Such proxies and powers shall be irrevocable until termination of this Section 8 and shall survive the death, incompetency, disability, bankruptcy or dissolution of each Stockholder and the subsequent holders of his or its Stockholder Shares. No Stockholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

                  8E. TERMINATION. The rights and obligations of each Stockholder, and of the Majority WS Holder, under this Section 8 shall terminate upon the first anniversary of the consummation of a Public Offering.

     PROVISIONS RELATING TO REGISTRATION OF STOCKHOLDER SHARES

         SECTION 9. DEMAND REGISTRATIONS

                  9A. REQUESTS FOR REGISTRATION. At any time the holders of a majority of the WS Registrable Securities may request registration under the Securities Act (a "Demand Registration") of all or any portion of its Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations") or, if available, on Form S-2 or S-3 or any similar short-form registration ("Short-Form Registrations"). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 9D below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

                  9B. LONG-FORM REGISTRATIONS. The holders of a majority of the WS Registrable Securities will be entitled to request an unlimited number of Long-Form Registrations in which the Company will pay all Registration Expenses.

                  9C. SHORT-FORM REGISTRATIONS. In addition to the Long-Form Registrations provided pursuant to Section 9B, the holders of a majority of the WS Registrable Securities will be entitled to request unlimited Short-Form Registrations in which the Company will pay all Registration Expenses, subject to Section 9E below. Notwithstanding any other provision of this Agreement, Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company will use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

                  9D. PRIORITY ON DEMAND REGISTRATIONS. The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the WS Registrable Securities. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable

Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range reasonably acceptable to the holders of a majority of the Registrable Securities initially requesting registration(such number which can be so sold, the "Optimal Amount"), the Company will not include in such registration securities in an amount in excess of the Optimal Amount. Further, subject to the foregoing, the Company shall include in such registration (i) first, the number of Registrable Securities requested to be included therein, up to the Optimal Amount, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder, and
(ii) second, if all Registrable Securities requested to be included in such registration by the holders thereof have been so included, such other securities in an amount such that the aggregate amount of securities included in such registration is less than or equal to the Optimal Amount.

                  9E. RESTRICTIONS ON DEMAND REGISTRATIONS. The Company will not be obligated to effect any Demand Registration within six (6) months after the effective date of a previous Demand Registration. The Company may postpone for up to six (6) months the filing or the effectiveness of a registration statement for a Demand Registration if the Company's board of directors determines that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction; provided that, in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request.

                  9F. SELECTION OF UNDERWRITERS. The holders of a majority of the WS Registrable Securities will have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld.

                  9G. OTHER REGISTRATION RIGHTS. Except as provided in this Agreement, the Company will not grant to any Person the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the WS Registrable Securities.

                  9H. DEMAND REGISTRATION EXPENSES. The Registration Expenses in connection with any Demand Registration will be paid by the Company, including the reimbursement of the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

         SECTION 10. PIGGYBACK REGISTRATIONS

                  10A. RIGHT TO PIGGYBACK. Whenever the Company proposes to register any of its securities under the Securities Act (other than (i) in connection with the Company's initial public offering of Common Stock, (ii) pursuant to a Demand Registration (but subject to the rights of holders of Registrable Securities to participate in Demand Registrations pursuant to

Section 9) or (iii) pursuant to a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will use its reasonable best efforts to include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice.

                  10B. PIGGYBACK EXPENSES. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

                  10C. PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering in an orderly manner within a price range acceptable to the Company(such number which can be so sold, the "Piggyback Primary Optimal Amount"), the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, up to the amount of Registrable Securities which, when combined with the securities included in clause (i) foregoing, is equal to the Piggyback Primary Optimal Amount and (iii) third, if the aggregate amount of securities included in such registration pursuant to clause (i) or clause (ii) foregoing or this clause (iii) is less than the Piggyback Primary Optimal Amount, other securities requested to be included in such registration.

                  10D. OTHER REGISTRATIONS. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 9 or pursuant to this Section 10, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six (6) months has elapsed from the effective date of such previous registration.

                  10E. POSTPONEMENT OR WITHDRAWAL. Notwithstanding the foregoing, the Company may postpone or withdraw any registration statement referred to in this Section 10 without incurring any liability to holders of Registrable Securities.

         SECTION 11. HOLDBACK AGREEMENTS

                  11A. AGREEMENT OF HOLDERS OF REGISTRABLE SECURITIES. Each holder of Registrable Securities will not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

                  11B. COMPANY AGREEMENT. The Company will (i) not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) cause each holder of shares of Common Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

                  SECTION 12. REGISTRATION PROCEDURES

                  Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as reasonably possible:

                  (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities initiating such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

                  (ii) notify each holder of Registrable Securities of the effectiveness of each Registration Statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six (6) months (subject to extension pursuant to Section 15) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that the Company shall not be obligated to maintain the effectiveness of any registration statement for a period of more than twenty-four (24) months from the date on which the such registration statement initially becomes effective;

                  (iii) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  (v) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                  (vi) cause all such Registrable Securities to be listed on each securities exchange or market on which similar securities issued by the Company are then listed;

                  (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (viii) enter into such customary agreements (including underwriting agreements in customary form) as may be requested by the underwriters and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (ix) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (xi) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

                  (xii) obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

                  (xiii) as required by the Securities Act or by an underwriter, provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information relating to the Registrable Securities held by such seller and the intended method of distribution of such securities as the Company may from time to time reasonably request in writing.

         SECTION 13. REGISTRATION EXPENSES

                  13A. COMPANY EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

                  13B. REIMBURSEMENT. In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the holders of Registrable Securities covered by such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration. In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering any legal opinion required by the Company or the managing underwriter(s) to be rendered on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration.

         SECTION 14. INDEMNIFICATION

                  14A. INDEMNIFICATION OBLIGATION OF THE COMPANY. The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except in so far as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

                  14B. INDEMNIFICATION OF THE COMPANY. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits relating to such holder's Registrable Securities as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such holder; provided that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                  14C. INDEMNIFICATION PROCEDURES. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not adversely affected the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  14D. OTHER INDEMNIFICATION PROVISIONS. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company and any other indemnifying party with respect to the matters set forth in Sections 9 through 14 of this Agreement also agree to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     SECTION 15. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

                  No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 12(v) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 12(v). In the event the Company shall give any such notice, the applicable time period mentioned in Section 12(ii) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 15 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 12(v).

     SECTION 16. DEFINITIONS

                  "Affiliate" of a Stockholder means any other Person controlling, controlled by or under common control with the Stockholder and, in the case of a Stockholder which is a partnership, any partner of the Stockholder (provided that the Company shall not be deemed to be an Affiliate of any Stockholder, nor shall any other Person be deemed to be an Affiliate of a Stockholder solely by reason of such Stockholder's control of the Company).

                  "Agreement" has the meaning set forth in the Preamble.

                  "Approved Sale" has the meaning set forth in Section 3A.

                  "Available Shares" has the meaning set forth in Section 2B.

                  "CEO Director" has the meaning set forth in Section 8A.

                  "Certificate of Incorporation" means the Company's certificate of incorporation in effect at the time as of which any determination is being made.

                  "Closing" has the meaning set forth in the Securities Purchase Agreements.

                  "Coinvestors" has the meaning set forth in the Preamble.

                  "Common Stock" means the Company's Common Stock, par value $0.01 per share.

                  "Company" has the meaning set forth in the Preamble.

                  "Demand Registration" has the meaning set forth in Section 9A.

                  "Election Notice" has the meaning set forth in Section 4A.

                  "Election Period" has the meaning set forth in Section 2B.

                  "Executives" has the meaning set forth in the Preamble.

                  "Executive Agreement" has the meaning set forth in the Preamble.

                  "Executive Stock" means (i) the Common Stock issued to the Executives pursuant to the Executive Agreement, and (ii) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, consolidation, exchange or other reorganization.

                  "Exempt Transfer" has the meaning set forth in Section 2D.

                  "Family Group" with respect to any Stockholder, means such Stockholder's spouse, siblings and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains solely for the benefit of such Stockholder and/or such Stockholder's spouse, siblings and/or descendants.

                  "Fully Diluted Basis" means, in respect of any class of Company capital stock at any time, (i) all shares of such class of stock outstanding at such time plus (ii) all shares of such class of stock which are issuable directly or indirectly upon conversion of all then outstanding convertible securities or upon the exercise or exchange of all outstanding options, warrants or other rights which are convertible into or exchangeable for Company securities or other rights, whether or not such convertible securities, options, warrants or other rights are then convertible, exercisable or exchangeable; provided that Common Stock on a Fully Diluted Basis shall mean the shares determined in accordance with the foregoing plus the shares of Preferred Stock on a Fully Diluted Basis.

                  "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a Fully Diluted Basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

                  "Investor" or "Investors" has the meaning set forth in the Preamble.

                  "Investor Shares" means any Stockholder Shares held by the Investors or their direct or indirect transferees.

                  "Issuance Notice" has the meaning set forth in Section 4A.

                  "Liquidation Value" with respect to any share of Preferred Stock at any time means $29,100, as appropriately adjusted for stock splits, stock dividends, combinations of shares and similar transactions, plus the aggregate amount of dividends which as of such time have accrued on such share and remain unpaid.

                  "Long-Form Registrations" has the meaning set forth in Section 9A.

                  "Majority WS Holder" at any time means the holder of a majority of the WS Shares at such time, determined on a Fully Diluted Basis; provided if at such time no single person holds a majority of the WS Shares, then "Majority WS Holder" means any two or more Persons who then collectively hold a majority of the WS Shares.

                  "New Securities" has the meaning set forth in Section 4C.

                  "Other Registrable Securities" means (i) any shares of Common Stock issued to or otherwise acquired by Stockholders (other than WS) and any shares of Common Stock issued upon conversion of any shares of Preferred Stock issued to Stockholders (other than WS), and (ii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Other Registrable Securities, such shares will cease to be Other Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Other Registrable Securities whenever such Person has the right to acquire directly or indirectly such Other Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

                  "Participating Shares" has the meaning set forth in Section
2C.

                  "Participating Stockholders" has the meaning set forth in
Section 2C.

                  "Permitted Transferees" has the meaning set forth in Section
2D.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Piggyback Registration" has the meaning set forth in Section 10A.

                  "Preferred Stock" means the Company's Preferred Stock, par value $.01 per share.

                  "Public Offering" means a public offering and sale of Stockholder Shares pursuant to an effective registration statement under the Securities Act.

                  "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

                  "Registrable Securities" means, collectively, the WS Registrable Securities and the Other Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

                  "Registration Expenses" has the meaning set forth in Section 13A.

                  "Related Stockholder" has the meaning set forth in Section 3B.

                  "Sale Notice" has the meaning set forth in Section 2B.

                  "Sale of the Company" means the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "Short-Form Registrations" has the meaning set forth in
Section 9A.

                  "Share Exchange Agreement" has the meaning set forth in the Preamble.

                  "Stockholder Shares" means (i) any Common Stock or Preferred Stock held by any Stockholder as of the Closing or at any time thereafter, and
(ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

                  "Stockholder" or "Stockholders" has the meaning set forth in the Preamble.

                  "Tag-along Sale Notice" has the meaning set forth in Section
2C.

                  "Tag-Along Shares" has the meaning set forth in Section 2C.

                  "Transfer" has the meaning set forth in Section 2A.

                  "Transfer Shares" has the meaning set forth in Section 2B.

                  "Transferring Stockholder" has the meaning set forth in
Section 2B.

                  "WS Director" has the meaning set forth in Section 8A.

                  "WS Registrable Securities" means (i) any shares of Common Stock issued to WS pursuant to the Securities Purchase Agreement, (ii) any shares of Common Stock otherwise acquired by WS, (iii) any shares of Common Stock issued or issuable upon conversion of other WS Shares, and (iv) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in any of clauses (i) through (iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting WS Registrable Securities, such shares will cease to be WS Registrable Securities when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (y) sold to the public through a broker dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of WS Registrable Securities whenever such Person has the right to acquire directly or indirectly such WS Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

                  "WS" has the meaning set forth in the Preamble.

                  "WS Shares" means (i) any Stockholder Shares acquired by WS pursuant to the Securities Purchase Agreement, (ii) any Stockholder Shares otherwise held from time to time by WS and (iii) any securities issued or issuable directly or indirectly with respect to the Stockholder Shares referred to in clause (i) or (ii) by way of dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, provided that WS Shares shall continue to be WS Shares only so long as such shares are owned by WS or any Affiliate of WS.

                  Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Share Exchange Agreement.

         SECTION 17. MISCELLANEOUS

                  17A. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the Majority WS Holder; provided that in the event that such amendment or waiver by its terms treats any holder or group of holders of the same class of

Stockholder Shares adversely relative to other holders of such class of Stockholder Shares (which shall include, without limitation, the elimination of a right granted to one or more holders of a class of Stockholder Shares which right was not granted to all holders of such class under this Agreement), then such amendment or waiver will require the consent of a majority of Stockholder Shares of such class held by such holder or group of holders of Stockholder Shares so adversely treated.

                  17B. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  17C. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document, the Securities Purchase Agreements and the documents referenced therein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  17D. NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

                  17E. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

                  17F. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares or Executive Stock and the respective successors and assigns of each of them, so long as they hold Stockholder Shares or Executive Stock.

                  17G. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  17H. REMEDIES. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

                  17I. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated in the Securities Purchase Agreement and to any subsequent holder of Stockholder Shares or Executive Stock at such address as indicated by the Company's records or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) upon machine-generated acknowledgment of receipt after transmittal by facsimile if so acknowledged to have been received before 5:00 p.m. on a business day at the location of receipt and otherwise on the next following business day, provided that such notice, demand or other communication is also deposited within 24 hours thereafter with a reputable overnight courier service (charges prepaid) for delivery to the same Person, or (iv) five (5) days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. The Company's address is:



                           Roundy's Acquisition Corp.
                           One North Wacker, Ste. 4800
                           Chicago, IL 60606
                           Fax: (312) 422-2424
                           Attention: Mark P. Michaels

                           with a copy to
                           (which shall not constitute notice to the Company)


                           Willis Stein & Partners III, L.P.
                           One North Wacker, Ste. 4800
                           Chicago, IL 60606
                           Fax: (312) 422-2424
                           Attn: Mark P. Michaels

                           and

                           Kirkland & Ellis
                           200 East Randolph Drive
                           Chicago, IL 60601
                           Fax: (312) 861-2000
                           Attn: John A. Weissenbach, Esq.
                                 David H.C. Lee, Esq.

                  17J. Governing Law. THE CORPORATE LAW OF DELAWARE WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

                  17K. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the day and year first above written.

                           THE COMPANY:

                           ROUNDY'S ACQUISITION CORP.


                           By: /S/ MARK P. MICHAELS
                               ---------------------------
                           Its: Vice President & Secretary
                                ----------------------------------


                           WS:

                           WILLIS STEIN & PARTNERS III, L.P.
                           WILLIS STEIN & PARTNERS III-C, L.P.
                           WILLIS STEIN & PARTNERS DUTCH III-A, L.P.
                           WILLIS STEIN & PARTNERS DUTCH III-B, L.P.

                           By:  Willis Stein & Partners Management III, L.P.
                           Its:   General Partner

                           By: Willis Stein & Partners Management III, L.L.C.
                           Its:   General Partner

                           By: /S/ MARK P. MICHAELS
                               -----------------------------------
                           Name: Mark P. Michaels
                           Title:    Managing Director


[END OF SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT. COUNTERPART SIGNATURE PAGES FOR THE OTHER STOCKHOLDERS TO BE ATTACHED SEPARATELY PURSUANT TO SECTION 17G.]

                                                ROUNDY'S ACQUISITION LLC

                                                By:  /S/ MARK P. MICHAELS
                                                    ----------------------
                                                Its: Vice President & Secretary




































                 SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT

                                  Stichting Pensioenfonds ABP

                                  By:  NIB CAPITAL PRIVATE EQUITY, N.V.

                                  By:  NIB CAPITAL PRIVATE EQUITY, INC.

                                  /s/ Iain Leigh

                                  Its: Managing Partner




                                  Stichting Pensioenfonds voor de Gezondheid,
                                  Geestelijke en Maatschappelijke Belangen

                                  By:  NIB CAPITAL PRIVATE EQUITY, N.V.

                                  By:  NIB CAPITAL PRIVATE EQUITY, INC.

                                  /s/ Iain Leigh

                                  Its: Managing Partner























                 SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT

                                 THE NORTHWESTERN MUTUAL LIFE
                                 INSURANCE COMPANY

                                 By:  /S/ J. Lueken
                                     --------------------------
                                 Its: Authorized Representative




































                 SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT

                                              NORWEST EQUITY PARTNERS VII, LP
                                              By: Itasca LBO Partners VII, LLP,
                                                     its General Partner

                                              By: /s/ Signature illegible
                                                  --------------------------
                                              Its:  Partner




































                 SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT

                                              RANDOLPH STREET PARTNERS IV


                                               By: /s/ John A. Weissenbach
                                                   --------------------------
                                               Its:  Partner

















                SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT

                                                     /S/ ROBERT A. MARIANO
                                                     ROBERT A. MARIANO




































                 SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT

                                                     /s/ DARREN W. KARST
                                                         DARREN W. KARST




































                 SIGNATURE PAGE TO THE INVESTOR RIGHTS AGREEMENT

                             SCHEDULE OF COINVESTORS

                                                                           STOCKHOLDER SHARES
                                                                  --------------------------------------
                         COINVESTORS                               COMMON STOCK          PREFERRED STOCK
--------------------------------------------------------------------------------------------------------
NIB Capital Private Equity, Inc.                                  8,000                 1,000
The Northwestern Mutual Life Insurance Company                    5,333.33              666.67
Norwest Equity Partners                                           5,333.33              666.67
Randolph Street Partners IV                                       280                   35

                            SCHEDULE OF WS INVESTORS



                                                                           STOCKHOLDER SHARES
                                                                  --------------------------------------
                          INVESTORS                               COMMON STOCK          PREFERRED STOCK
--------------------------------------------------------------------------------------------------------
Willis Stein & Partners III, L.P.                                 56,132.96             7,016.62
Willis Stein & Partners III-C, L.P.                               486.76                60.85
Willis Stein & Partners Dutch III-A, L.P.                         1,690.14              211.27
Willis Stein & Partners Dutch III-B, L.P.                         1,690.14              211.27
Roundy's Acquisition LLC                                          4,546.67              568.33

                                                                       EXHIBIT A





                  FORM OF TRANSFER NOTICE AND JOINDER AGREEMENT

                  This notice is being delivered to Roundy's Acquisition Corp., a Delaware corporation (the "Company"), pursuant to Section 6(e) of the Investors Rights Agreement, dated as of June __, 2002 (as amended from time to time, the "Investor Rights Agreement"), among the Company, Willis Stein & Partners III, L.P., a Delaware limited partnership, and certain other stockholders of the Company who are from time to time party thereto. Capitalized terms used herein shall have the meanings assigned to such terms in the Investor Rights Agreement.

                  The undersigned hereby notifies the Company that [NAME OF STOCKHOLDER] has transferred to the undersigned _____ Stockholder Shares (_____ shares of Common Stock and _____ shares of Preferred Stock). In connection with such transfer, the undersigned hereby becomes a party to the Investor Rights Agreement and agrees to be bound by the provisions of the Investor Rights Agreement affecting such Stockholder Shares.

                  Any notice provided for in the Investor Rights Agreement should be delivered to the undersigned at the address set forth below:

                                      --------------------------------------

                                      --------------------------------------

                                      Telephone:
                                                ----------------------------

                                      Facsimile:
                                                ----------------------------

Dated:
        -----------------




                                                  --------------------------
                                                   [Transferee]